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                                                                   Exhibit 10.33

                                           Beatrice Group, Inc.
                                           770 N. Springdale Road
                                           Waukesha, WI 53186
                                           414-782-2750

BEATRICE GROUP

                           AGREEMENT FOR FLAT PRICE SALE

DATE: December 17, 1999

SELLER:                                     BUYER:
Beatrice Cheese,                            Uno Restaurant Corp.
An Operating Unit of                        100 Charles Park Rd.
Beatrice Group, Inc.                        West Roxbury, MA
770 North Springdale Road                   02132

ITEM: 8/6# 2.5% Mozzarella Loaf Item #022-2350-381

FINISHED GOODS PRICE: $1.39/lb. A $.01/lb accrual will be established and paid to buyer quarterly.

QUANTITY: 7,760,000 lbs. (approximately 161,667 cases) January 1, 2000 through December 31, 2000.

SHIPMENT: Monthly volumes as follows: January 600,000 lbs. (approx. 12,500 cases); February 760,000 lbs. (approx. 15,833 cases); March 480,000 lbs. (approx. 10,000 cases); April 560,000 pounds (approx. 11,667 cases); May 840,000 lbs. (approx. 17,500 cases); June 600,000 lbs. (approx. 12,500 cases); July 760,000 lbs. (approx. 15,833 cases); August 800,000 lbs. (approx 16,667 cases);
September 480,000 lbs. (approx. 10,000 cases); October 600,000 lbs. (approx. 12,500 cases); November 760,000 lbs. (approx. 15,833 cases); December 520,000 lbs. (approx. 10,833 cases).

F.O.B.: From the plant shipping the final finished product.



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ADDITIONAL
CONDITIONS:

1. Buyer is permitted a 15% volume tolerance plus or minus the monthly contracted pounds.

2. Any open monthly order shortfalls/excesses from the original monthly shipment quantity after the monthly tolerances are calculated will be settled against the BFP/Class III milk settlement price for that particular month. Fixed BFP/Class III milk prices for purposes of setting the flat price of this Agreement are shown immediately below:

                           BASE BFP/CLASS III MILK PRICES

         The following are the base prices of determining the price of the Agreement. They are the closing BFP/Class III milk futures prices of December 16, 1999.

         January 2000 $10.38/cwt.           July 2000 $12.49/cwt.
         February 2000 $10.52/cwt.          August 2000 $12.80/cwt.
         March 2000 $10.55/cwt.             September 2000 $12.99 cwt.
         April 2000 $10.95/cwt              October 2000 $12.87/cwt.
         May 2000 $11.16/cwt                November 2000 $12.80/cwt.
         June 2000 $11.60/cwt.              December 2000 $12.80/cwt.

3. Calculation of the settlement is the difference between the contract base price listed in the above table and the specified monthly BFP/Class III settlement price multiplied by the short/excess milk pounds required for manufacturing the cheese shipped in that particular month. The conversion factor shall be 10 pounds of milk to 1 pound of cheese.

4. The Seller and the Buyer also may agree mutually to reschedule shipment.


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BEATRICE GROUP, INC.                        UNO RESTAURANT CORP.

By: /s/ David M. Nusbaum                    By: Alan M. Fox
    ------------------------------              -----------------------------

Its: Vice President - Sales                 Its:  Executive Vice President
    ------------------------------              -----------------------------

Date:  12/22/99                             Date: 12/27/99
    ------------------------------              -----------------------------


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